                         DEPARTMENT OF JUSTICE
- ------------------------------------------------------------------------------

FOR IMMEDIATE RELEASE                                                    AT
WEDNESDAY, JULY 5, 1995                                      (202) 616-2771
                                                        TDD  (202) 514-1888


     ANTITRUST DIVISION STATEMENT REGARDING TICKETMASTER INQUIRY

     The Department of Justice announced today that it has informed Ticketmaster Holdings Group, Inc., that it is closing its antitrust investigation into that firm's contracting practices.

     The Department will continue to monitor competitive developments in the ticketing industry.

                                  ***